Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders
of Xcorporeal, Inc. (a Development Stage Company)
Los Angeles, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2007, relating to the financial statements of Xcorporeal, Inc. (a Development Stage Company) appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Los Angeles, California
August 6, 2007